Exhibit 99.1

April 1, 2014

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES PROMOTES DENISE HINKLE
TO CHIEF HUMAN RESOURCES OFFICER

Virginia Beach, Virginia, April 1, 2014:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank (“Shore”), today announced the promotion of Denise D. Hinkle to Chief Human Resources Officer.    In this role, Hinkle will be responsible for providing leadership in the development and execution of Human Resource strategies such as talent management, succession planning, change management, employee engagement and satisfaction, and organizational performance and development. Hinkle will continue to report to Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, and will continue to be based in Virginia Beach, VA.

“This promotion reflects the strong and essential contribution Denise has made to the Company since she joined us in 2010 and her demonstrated commitment to customer service and strong community relationships,” Glenn commented.  “Our One Bank strategy is more about bankers than buildings, and Denise has led our successful efforts to recruit a number of talented, experienced bankers to our team.”

Hinkle has served as Director of Human Resources at the Company since July 2012.  Previously, she served as Employee Services Manager from November 2010 to June 2012.  Before joining BHR in November 2010, Hinkle held the positions of Human Resources Director or Human Resources Manager at Amerigroup Corporation, Standard Forms Inc. (A Workflow Company), and FHC Health Systems/Alternative Behavioral Services.  Hinkle earned a BA in Human Resource Administration from Saint Leo University and graduated magna cum laude.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about the Company’s strategy and the performance of its employees.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company's primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the "Banks"). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through seven banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol "HMPR." Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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